Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 6, 2012, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-185642) of TRI Pointe Homes, LLC and related Prospectus of TRI Pointe Homes, Inc.

/s/ Ernst & Young LLP

Irvine, California

January 29, 2013